SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 7, 2022

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4029386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6191 Cornerstone Court, E., Suite 114 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 923-4422

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

           Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.02   Termination of Material Definitive Agreement

Separation Agreement with Empowered Diagnostics, LLC

On March 7, 2022, AXIM Biotechnologies, Inc. issued a press release which announced that the Company had shifted its focus for its rapid COVID-19 Neutralizing Antibody (NAb) test to become a “For Research Use Only” test (“RUO”). The RUO test will provide researchers an important tool for COVID-19 research and is not intended for use in diagnostic procedures. In connection with this shift, the Company has entered a separation agreement with Empowered Diagnostics, LLC, following the FDA recall of Empowered’s products, including the NAb test.

Item 7.01 Regulation FD Disclosure

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: March 9, 2022	By:	/s/ John W. Huemoeller II
Name: John W. Huemoeller II
Chief Executive Officer